                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]       Filed by Registrant.
[ ]       Filed by Party other than the Registrant

Check the appropriate box:
[X]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
[X]       No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
          1)  Title of each class of securities to which transaction applies:
          ___________________________________________________________________
          2)  Aggregate number of securities to which transaction applies:
          ___________________________________________________________________
          3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________________________
          4)  Proposed maximum aggregate value of transaction:
          _____________________________________________________________________
          5)  Total Fee Paid:
          _____________________________________________________________________
[ ]       Fee paid previously with preliminary materials.
[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid:__________________________________________
          2)  Form, Schedule or Registration Statement Number:_________________
          3)  Filing Party:____________________________________________________
          4)  Date Filed:______________________________________________________

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                           1670 Broadway - Suite 3350
                            Denver, Colorado  80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1997

          Notice is hereby given that the Annual Meeting of Stockholders of American Real Estate Investment Corporation (the "Company") will be held at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado, on Wednesday, May 7, 1997 at 10:00AM local time for the following purposes:

          1. To re-elect one director of the Company for a term of three years and until his successor is elected and qualified;

          2. To consider and vote on a proposal to amend the Company's 1993 Omnibus Incentive Plan to increase the number of shares reserved thereunder to 500,000;

          3. To consider and vote on a proposal to amend the Company's 1994 Non-Employee Stock Option Plan to increase the number of shares reserved thereunder to 300,000; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only stockholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the meeting.

          We hope that all of our stockholders who can conveniently do so will attend the meeting. Stockholders who do not expect to be able to attend the meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


Dated:  March 14, 1997      Rick A. Burger, Secretary

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

          The enclosed proxy is solicited by the Board of Directors of American Real Estate Investment Corporation (the "Company"), from the holders of shares of Common Stock, $.001 par value, to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado, on Wednesday, May 7, 1997 at 10:00 AM local time and at any adjournments thereof.

          The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the re-election of one Director of the Company for a term of three years and until his successor has been elected and qualified; (ii) to consider and vote on a proposal to amend the Company's 1993 Omnibus Incentive Plan to increase the number of shares reserved thereunder to 500,000; and (iii) to consider and vote on a proposal to amend the Company's 1994 Non-Employee Stock Option Plan to increase the number of shares reserved thereunder to 300,000. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the stockholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted in favor of the election of the nominee for Director, for the proposal to amend the 1993 Omnibus Incentive Plan and for the proposal to amend the 1994 Non-Employee Stock Option Plan. Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Mr. Rick A. Burger, Secretary, at the address set forth below.

          The Director to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote and each of the other matters to be submitted to a vote of stockholders will require the favorable vote of a majority of the votes cast at the meeting on the proposal. With regard to the election of Director, votes may be cast for or withheld from the nominee. Votes that are withheld will have no effect on the outcome of the election because the Director will be elected by a plurality of votes cast.

          Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on any of the Company's proposals will have no effect on the outcome of the vote on such proposal.

          Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of a Director. Under applicable Maryland law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of a Director is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of a Director and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Director is withheld are counted in determining the existence of a quorum.

          Only stockholders of record as of the close of business on March 7, 1997 are entitled to notice of and to vote at the Meeting or any adjournments
thereof.   On such date, the Company had outstanding voting securities consisting of 1,121,630 shares of Common Stock, $.001 par value, each of which shares is entitled to one vote.

          The Company's principal executive office address is 1670 Broadway, Suite 3350, Denver, Colorado 80202 and its telephone number is (303) 869-4700. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's stockholders on or about March 14, 1997.


1.        ELECTION OF A DIRECTOR

          The By-Laws of the Company provide for a Board of Directors of no fewer than three nor more than fifteen members, divided into three classes, with the exact number to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors. Pursuant to the foregoing, the Board of Directors has been fixed at five persons consisting of three classes of Directors. The three classes have staggered terms of office so that the term of office of Directors of only one class expires at each

Annual Meeting of Stockholders and the Directors of that class are elected for three year terms at such meeting. The term of office of one Director expires at the 1997 Annual Meeting of Stockholders and therefore one Director will be elected at the Meeting for a three year term expiring at the 2000 Annual Meeting of Stockholders.

           The Board of Directors has nominated Mr. J. Christopher O'Keeffe for re-election as a Director. The election of a Director requires the affirmative vote of the holders of a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote, assuming a quorum is present.

           Proxies will be voted, unless authority to vote is withheld by the stockholder, for the election of Mr. O'Keefe to serve as a Director until the 2000 Annual Meeting of Stockholders and until the election and qualification of his successor; provided, that if he shall be unable or shall fail to accept reelection by virtue of an unexpected occurrence, proxies may be voted for such other person as shall be determined by the holders of proxies in their discretion.


NOMINEE AND DIRECTORS OF THE COMPANY

           The following table provides certain information regarding the nominee for election as a Director and the current Directors whose terms will continue after the Meeting:


                                    YEAR FIRST                 POSITIONS HELD WITH
           NAME                  ELECTED DIRECTOR    AGE           THE COMPANY
_________________________________________________________________________________

NOMINEE FOR TERM OF THREE YEARS
EXPIRING IN 2000:
J. Christopher O'Keefe              1993            36         Director

DIRECTORS WHOSE TERMS EXPIRES IN
1998:
Michael Rotchford                   1993            38         Director
Hord Hardin,III                     1993            35         Director

DIRECTORS WHOSE TERM EXPIRES IN
1999:
James Mulvihill                     1993            32         Chairman, Board of Directors
Evan Zucker                         1993            31         President and Director


         Mr. Mulvihill is Chairman of the Board of the Company, a position he has held since December 1993. Since November 1993, he has been Chief Executive Manager of H and J Associates, LLC, consultants in real estate investments. He is also currently a principal of Black Creek Capital, LLC. Prior to November 1993, he was, commencing in November 1992, Senior Vice President of Finance and Acquisitions at Jerry J. Moore Investments, an owner and manager of shopping centers in Texas. Previously, from January 1992 to November 1992, Mr. Mulvihill was a Vice President of Chemical Bank's Real Estate Investment Banking Group, where he managed the Real Estate Owned Distribution Group. From 1988 to January 1992, Mr. Mulvihill gained real estate underwriting, syndication and capital markets experience as an officer of Manufacturers Hanover Trust Company's Real Estate Banking and Investment Banking Groups. Mr. Mulvihill graduated from Stanford University in 1989 with a B.A. in Political Science.

          Mr. Zucker has been President of the Company since August 1993. From its inception in 1990, he has been President of Alpine Real Estate Investments, Inc., and subsequently of Black Creek Capital, LLC, both Denver-based real estate investment firms. At Alpine and Black Creek Capital, LLC, Mr. Zucker's responsibilities include acquisitions and financing of all real property purchased by the firms. From 1988 to 1990 he served as General Partner in charge of acquisition and finance for Zucker Properties, a local Denver real estate investment firm. In 1985, Mr. Zucker traded on The New York Futures Exchange for his own account. Mr. Zucker graduated from Stanford University in 1987 with a B.A. in Economics.

          Mr. Rotchford has been President of The Saratoga Group, Inc. since its inception in May 1990. The Saratoga Group, Inc., through its subsidiaries, is engaged as a registered broker-dealer in securities and licensed real estate broker specializing in asset oriented transactions. From 1984 to January 1991 Mr. Rotchford worked in the Investment Banking Division of Merrill Lynch Capital Markets, most recently as a Director specializing in real estate, asset-based and tax-oriented financings. Mr. Rotchford graduated from The State University of New York at Albany.

          Mr. Hardin is Vice President of Nooney Krombach, a commercial real estate brokerage, management, research and consulting firm where he has been employed since 1985. Mr. Hardin is active in the St. Louis commercial real estate community, specializing in the sale of investment properties. Mr. Hardin graduated from Stanford University with a degree in Industrial Engineering in 1984.

          Mr. O'Keeffe has been a project manager for Wm. Blanchard Co. since 1987. Wm. Blanchard Co., located in Springfield, NJ, is a construction management firm for large institutional and commercial clients, with a focus on major expansion and renovation projects for the health care industry. Prior to 1987, Mr. O'Keeffe was employed with V.B.S. Building Corp., a single family resort home building firm on Long Island, NY.


EXECUTIVE OFFICERS

          The following table sets forth certain information regarding the executive officers of the Company.


         NAME                 AGE           PRINCIPAL OCCUPATION
    _________________________________________________________________

    Evan Zucker               31           President and Director

    Rick A. Burger            38           Treasurer


          Messrs. Zucker and Burger will hold office until the next annual meeting of the Board of Directors following the annual meeting of stockholders unless previously removed by the Board of Directors.

          The employment background of Mr. Zucker is described above.

          Mr. Burger is a Certified Public Accountant and has been Treasurer and Chief Financial Officer of the Company since its inception in November 1993.
Mr. Burger was employed performing specialized consulting services in finance, audit and acquisitions from May 1992 to November 1993. Mr. Burger was previously employed from 1984 to 1992 by The Maddox Interests, a private equity syndication firm. From 1981 to 1984, Mr. Burger was employed by Arthur Andersen & Co. as a senior auditor in the real estate and financial services division. Mr. Burger graduated in 1981 from the University of Illinois with a B.S. in Accounting.


DIRECTORS AND COMMITTEE MEETINGS

          During 1996, the Directors held eight meetings. No Director attended fewer than 75% of the meetings held.

          Audit Committee.  Messrs. Mulvihill, Rotchford and O'Keeffe have been
          ----------------
appointed as the Audit Committee of the Board of Directors. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and result of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee did not meet in 1996 and met on one occasion in 1997 through the date of this Proxy Statement.

          Executive Committee.  Messrs. Zucker, Mulvihill and Hardin have been
          --------------------
appointed as the Executive Committee of the Board of Directors. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Directors except for those which require action by all Directors or the independent Directors under the Certificate of Incorporation or Bylaws of the Company or under applicable law. The Directors have not appointed either a nominating or compensation committee. The Executive Committee did not meet in 1996.


COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth for the three years ended December 31, 1996 the compensation earned by or paid to the Company's chief executive officer. No other executive officer of the Company received compensation exceeding $100,000 in the fiscal year ended December 31, 1996.


                                                    SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      __________________________________  _______________________________

    NAME AND                                                OTHER ANNUAL    AWARDS          ALL OTHER
PRINCIPAL POSITION           YEAR   SALARY ($)  BONUS ($)     COMP. ($)    OPTIONS (#)        COMP. ($)
________________________________________________________________________________________________________
Evan Zucker                  1996    $75,000    $25,000            -0-       25,000             -0-
   President & Director      1995    $75,000    $25,000            -0-       25,000             -0-
                             1994      -  0-    $25,000        $45,000         - 0-             -0-

           Mr. Zucker's compensation of $75,000 for the year ended December 31, 1996 was payable quarterly by issuance of shares of the Company's Common Stock at their fair market value on the last trading date of the quarter with respect to which payment was made. During the year, Mr. Zucker was issued an aggregate of 9,005 shares pursuant to the foregoing arrangement.


OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996

          The following table provides information with respect to the above named executive officer regarding options granted to such person during the Company's year ended December 31, 1996.


                                 NUMBER OF         % OF TOTAL                       INDIVIDUAL GRANTS
                                SECURITIES          OPTIONS/      ___________________________________________________
                             UNDERLYING SARS/   SARS GRANTED TO   EXERCISE OR
                              OPTIONS GRANTED     EMPLOYEES IN     BASE PRICE                       MARKET PRICE ON
           NAME                     (#)           FISCAL YEAR      ($/SHARE)    EXPIRATION DATE       DATE OF GRANT
_____________________________________________________________________________________________________________________
Evan Zucker                       25,000              71.4%       $10.00          12/31/05                $8.50



STOCK OPTION HOLDINGS

          The following table provides information with respect to the above named executive officer regarding Company options held at the end of the Company's year ended December 31, 1996 (such officer did not exercise any options during the fiscal year).


                                          NUMBER OF UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                                DECEMBER 31, 1996 (#)                        AT DECEMBER 31,1996 ($)
                                      ____________________________________________  __________________________________________
         NAME                            EXERCISABLE             UNEXERCISABLE         EXERCISABLE          UNEXERCISABLE
______________________________________________________________________________________________________________________________
Evan Zucker                               140,850                  -0-                     (1)                    -0-
______________________


(1) Based on the closing price of the Company's Common Stock on the American Stock Exchange on December 31, 1996, the fair market value of the common stock underlying these options was less than the exercise price.

COMPENSATION OF DIRECTORS

          During the year ended December 31, 1996, Mr. Mulvihill was paid compensation at the annual rate of $75,000 payable quarterly by issuance of shares of the Company's Common Stock at their fair market value on the last trading date of the quarter with respect to which payment was made. During the year, Mr. Mulvihill was issued an aggregate of 9,005 shares pursuant to such arrangement.

          Each of Messrs. Rotchford, Hardin and O'Keefe received compensation at the annual rate of $4,000 payable quarterly by issuance of shares of the Company's Common Stock at their fair market value on the last trading date of the quarter with respect to which payment was made. During the year each of such persons was issued 480 shares of Common Stock.

          The Company reimburses the Directors for travel expenses incurred in connection with their activities on behalf of the Company.


EMPLOYMENT AGREEMENTS

          The Company has entered into employment agreements with each of Messrs. Zucker and Burger expiring December 31, 1999. Pursuant to such agreements, Mr. Zucker devotes such time to the Company as is required and Mr. Burger devotes substantially all of his time to the Company. Pursuant to such agreements, Mr. Zucker is paid a salary of $75,000 per year and Mr. Burger is paid a salary of $85,000. Both persons are entitled to receive an incentive cash bonus of $25,000 per annum upon achievement of annualized Funds From Operations of $1,550,000, an additional cash bonus upon achievement of annualized Funds From Operations in an amount specified and approved by the Board of Directors, plus such bonuses and additional compensation as may be determined by the Board of Directors from time to time. Both Messrs. Zucker and Burger agreed in their employment agreements that they will not engage in any further activities relating to the ownership and operation of multifamily
residential properties otherwise than through the Company.   In the event of the
merger, consolidation or sale of the Company, or in the event 45% or more of the voting power of the Company's outstanding securities is acquired by a person or entity or affiliated group of persons or entities, Messrs. Zucker and Burger are entitled to be paid a sum of money equal to twice their then current base salary.

CERTAIN TRANSACTIONS

          On July 1, 1995, the Company entered into a sublease agreement with Black Creek Capital, LLC, pursuant to which the Company leases its executive offices. The sublease provides for a term expiring December 31, 1999 and an annual rental of approximately $16,150. Messrs. Mulvihill and Zucker are principals of Black Creek Capital, LLC. The subrental paid by the Company is at the same rental per square foot as is paid by the sublandlord under the principal lease. During the year ended December 31, 1996, the Company paid rental of $16,155 pursuant to this lease.


2.        AMENDMENT OF 1993 OMNIBUS INCENTIVE PLAN
          ----------------------------------------

          The Company's 1993 Omnibus Incentive Plan (the "Omnibus Plan"), provides for compensatory awards (each an "Award") representing or corresponding to up to 250,000 shares of Common Stock of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

          As of December 31, 1996, options with respect to an aggregate of 82,000 shares of Common stock had been granted under the Omnibus Plan to the Company's President and Treasurer, leaving 168,000 shares reserved under the Omnibus Plan. Management of the Company believes it is prudent to increase the number of shares reserved under the Plan so as to have shares available for the grant of options to compensate existing officers and to attract persons to become employed by the Company in an executive officer capacity in the future. Management has no present plans to grant any additional options under the Omnibus Plan.

          The Directors or a Compensation Committee of the Board of Directors administers the Omnibus Plan. The Directors or, if appointed, Compensation Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards. The Directors or, if appointed, Compensation Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee, if appointed, are not eligible to receive Awards under the Omnibus Plan.

          Stock Awards. The Directors or, if appointed, Compensation Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Company.

          SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise, and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes.
In no event may (i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $250,000 without board approval, or (ii) a holder of a SAR, who is also an employee of the Company, exercise an SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.

          Options Issued Under Omnibus Plan. The terms of specific options are determined by the Directors or, if appointed, Compensation Committee. Options may be granted at an exercise price equal to 100% of fair market value of the shares of Common Stock on the date of grant. Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

          Shares of Common Stock received upon exercise of options are not transferable for a period six months following exercise (other than in the case of death). In the event the employment of an optionee is terminated during such period (other than in the case of death or disability), the Company has the right to repurchase such shares during such six month period in exchange for the payment of any amount equal to the exercise price. Upon the exercise of an option, the option holder is to pay the Company the exercise price plus the amount of the required Federal and State withholding taxes, if any. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the

Omnibus Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause;(c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

          Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR and not in an amount which would reduce the amount of payment by the optionee below the par value of the shares being purchased. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of shares of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and State withholding taxes, if any. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised, and that number of shares will thereafter be available for issuance as an Award under the Omnibus Plan.

          Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Directors or, if appointed, Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock of the Company. Furthermore, the amount or terms of an Award may be related to the performance of the Company or to such other criteria or measure of performance as the Directors or, if appointed, Compensation Committee may determine.

3.        AMENDMENT OF 1994 NON-EMPLOYEE STOCK OPTION PLAN
          ------------------------------------------------

          In June 1995, the Company's stockholders approved the adoption of the 1994 Non-Employee Stock Option Plan (the "Non-Employee Plan"). The Non-Employee Plan provides a means by which non-employee directors of the Company and consultants to the Company can be given an opportunity to purchase stock in the Company, thus assisting the Company to retain the services of non-employee directors and consultants, to secure and retain the services of persons capable of serving in such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The stock options granted under the Non-Employee Plan are not eligible for the tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          The Non-Employee Plan as adopted provides that a total of 150,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Non-Employee Plan, subject to certain adjustments described below. As of December 31, 1996, options to purchase 104,000 shares had been granted under the Non-Employee Plan all of which had been granted to Directors of the Company. The exercise price of all such options is $10 per share of Common Stock issuable on exercise. If options granted under the Non-Employee Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Non-Employee Plan.

          The exercise price for each option granted under the Non-Employee Plan is not less than the fair market value of the Common Stock underlying the option on the date of grant. The purchase price of stock acquired pursuant to options granted under the Non-Employee Plan must be paid either: (i) in cash, (ii) by delivery to the Company of other Common Stock of the Company that has been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise or (iii) by a combination of such methods of payment.

          Each option granted under the Non-Employee Plan becomes exercisable upon the date of grant, provided that as of each vesting date and during the exercise period the option holder remains a director, employee or consultant to the Company. The term of each option granted under the Non-Employee Plan is 10 years after the date of grant.

          Options granted under the Non-Employee Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.

          The Non-Employee Plan provides that, if there is any change in the stock subject to the Plan or subject to any option granted under the Non-Employee Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Non-Employee Plan and options outstanding thereunder will be appropriately adjusted as to the class(es) and the maximum number of shares subject to the Non-Employee Plan, and the class(es), number of shares and price per share of stock subject to such outstanding options.

          The Non Employee Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any outstanding options under the Non-Employee Plan will terminate unless the Board of Directors determines in its sole discretion that:
(i) another corporation will assume such options or substitute similar options therefor; or (ii) such options will continue in full force and effect.

          The Non-Employee Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Non-Employee Plan. The Board of Directors may delegate administration of the Non-Employee Plan to a committee composed of not fewer than three members of the Board. The Board may abolish any such committee at any time and revest in the Board the administration of the Non-Employee Plan.

          The Board may suspend or terminate the Non-Employee Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Non-Employee Plan will terminate in August 2004.

          The Board may also amend the Non-Employee Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Non-Employee Plan; or (ii) modify the requirements as to eligibility for participation in the Non-Employee Plan, to the extent that such modification requires stockholder approval under Rule 16b-3; or (iii) modify the Non-Employee Plan in any other way to the extent that such modification requires stockholder approval under Rule 16b-3.

                       PRINCIPAL AND OTHER STOCKHOLDERS

          The following table sets forth, as of March 7, 1996, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock as well as shares of Common Stock beneficially owned by all Directors of the Company and all Directors and executive officers of the Company as a group. The table also includes shares issuable, as of March 7, 1997, on conversion by such persons of their limited partnership interests in American Real Estate Investment, L.P. (the "Operating Partnership"), a Delaware limited partnership in which the Company currently owns a 58.61% interest. These limited partnership interests are convertible into shares of Common Stock. See "Conversion Right" below. As of March 7, 1997, the Company had 1,121,630 shares of Common Stock outstanding, excluding shares reserved for issuance upon conversion of the interests in the Operating Partnership and other outstanding options and warrants.



                                                                                  PERCENTAGE OF
    NAME AND ADDRESS OF             NUMBER                                        OWNERSHIP OF
       BENEFICIAL                     OF                                            OPERATING
HOLDER OR IDENTITY OF GROUP      SHARES /(1)/           PERCENT OF CLASS           PARTNERSHIP
-----------------------------------------------------------------------------------------------
Evan Zucker                     187,828 /(2)/               7.8%                     1.6%
1670 Broadway - Suite 3350
Denver, CO  80202

Rick A. Burger                   37,500 /(3)/               1.6%                     ---
1670 Broadway - Suite 3350
Denver, CO  80202

James Mulvihill                 240,324 /(4)/              10.0%                     4.6% /(4)/
5700 Piedmont
Cherry Hills Village, CO
80111

Michael Rotchford                25,433 /(5) (6)/           1.1%                     0.4%
c/o Saratoga Group
245 Park Avenue - 34/th/
Floor New York, NY  10167


                                                                                PERCENTAGE OF
                                                                                 OWNERSHIP OF
 NAME AND ADDRESS OF BENEFICIAL                                                   OPERATING
  HOLDER OR IDENTITY OF GROUP        NUMBER OF SHARES /(1)/  PERCENT OF CLASS    PARTNERSHIP
--------------------------------------------------------------------------------------------
Hord Hardin, III                            23,672 /(6)/               1.0%            0.3%
c/o Nooney Krombach
7701 Forsyth - 7/th/ Floor
St. Louis, MO  63105

J. Christopher O'Keeffe                     18,998 /(6)/               0.8%            ---
39 North Star Drive
Morristown, NJ  07960

Rosalind Davidowitz                        379,979 /(7) (8)/          15.9%           11.8%
44 Wall Street
New York, NY  10005

Gail Mulvihill                             173,531 /(7) (9)/           7.2%           10.0%
Fox Hunt Road
New Vernon, NJ  07976

All Officers and Directors                 533,755 /(10)/             22.3%            6.9%
   as a group

---------------------------
(1) Includes shares issuable on exercise of the Conversion Right described below.
(2) Includes 140,850 shares of Common Stock issuable upon exercise of a ten-year option held by Mr. Zucker.
(3) Includes 37,000 shares of Common Stock issuable upon exercise of options held by Mr. Burger.
(4) Includes 140,850 shares of Common Stock issuable upon exercise of a ten-year option held by Mr. Mulvihill. Also includes 70,122 shares held by Mr. Mulvihill's wife, as to which Mr. Mulvihill disclaims any beneficial interest. Mr. Mulvihill is the son of Mrs. Gail Mulvihill.
(5) Includes 6,335 shares of Common Stock held by a family trust of which Mr. Rotchford is a trustee and beneficiary and shares with another trustee the power to vote and dispose of the shares.
(6) Includes 18,000 shares issuable on exercise of an option at an exercise price of $10 per share.
(7) Also includes a portion of 18,327 shares of Common Stock held by a corporation in which such person is a principal shareholder.
(8) Includes 175,000 shares of Common Stock issuable on exercise of a stock purchase warrant at an exercise price of $10 per share.
(9) Mrs. Gail Mulvihill is the mother of Mr. James Mulvihill. Each of such persons disclaims beneficial interest in the shares held by the other.
(10) Includes 372,700 shares of Common Stock issuable upon exercise of the options held by Messrs. Zucker, Burger, Mulvihill, Rotchford, Hardin and O'Keefe described above as well as the shares held by Mr. Mulvihill's wife.

CONVERSION RIGHT

          Each of the limited partners of the Operating Partnership have the right commencing November 10, 1994 to convert their limited partnership interests in the Operating Partnership into shares of Common Stock of the Company (the "Conversion Right"), provided the shares then issuable on exercise of the Conversion Right are the subject of an effective registration statement under the Securities Act of 1933, as amended. The Conversion Right enabled the limited partners of the Operating Partnership to convert their partnership interests into a maximum aggregate of 42.42% of the shares of Common Stock of the Company outstanding as of November 10, 1993, the date of the initial public offering and 41.39% of the shares of Common Stock of the Company outstanding as of December 31, 1996. Such number of shares of Common Stock issuable upon conversion of the partnership interests is subject to reduction to reflect cash distributions to the limited partners in excess of net income of the Operating Partnership allocated to the limited partners.

          The purchase price ("Purchase Price") payable upon exercise of the Conversion Right is the fair market value of the partnership interests with respect to which the Conversion Right was exercised (the "Offered Interests") computed as of the date on which such Conversion Right is exercised. The amount of Common Stock received upon exercise of the Conversion Right is based upon the trading price of the Company's Common Stock at the time of exercise. The Purchase Price for the Offered Interests is payable by the Company's issuance of the number of shares of Common Stock having a market value at the time of exercise equal to the Purchase Price. Limited partners may exercise their Conversion Right only once during each calendar quarter period. Exercise of the Conversion Right is also conditioned upon compliance with applicable state securities laws.

          To the extent distributions of net operating cash flow to the limited partners exceed their allocable portion of net income of the Operating Partnership, the capital accounts of the limited partners will be reduced. See
Note 2 of Notes to the Consolidated Financial Statements of the Company. An amount equal to this reduction will be deducted from the Purchase Price payable upon exercise of the Conversion Right, until such time, if ever, that the limited partner's capital account is restored out of allocations of net income of the Operating Partnership. Accordingly, the result of the foregoing may be to reduce the number of shares received by a limited partner of the Operating Partnership upon exercise of the Conversion Right.

          The allocations of Net Income and the distribution of net operating cash flow by the Operating Partnership to the Company will be adjusted, pro rata, to reflect any exercises of a Conversion Right. As and to the extent the Conversion Right is exercised and shares of Common Stock of the Company are issued pursuant thereto, allocations and distributions to the Company will be increased and allocations and distributions to the limited partners of the Operating Partnership will be reduced.

          The Conversion Right will expire on November 10, 1998 if not exercised or extended prior to that date.


                             CERTIFYING ACCOUNTANT

          The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for 1997. The Company expects a representative of Arthur Andersen LLP to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.


                      SUBMISSION OF SHAREHOLDERS PROPOSALS
                            FOR 1998 ANNUAL MEETING

          Any proposals which shareholders intend to present for a vote of shareholders at the Company's 1998 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than November 14, 1997.

                                    GENERAL

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

          The Company's Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, is being mailed to stockholders herewith.



                                    By Order of the Board of Directors

                                    Rick A. Burger, Secretary



Dated:  March 14, 1997

                           APPENDIX:  FORM OF PROXY


                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                          1670 Broadway - Suite 3350
                            Denver, Colorado  80202


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. James Mulvihill and Mr. Evan Zucker, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of American Real Estate Investment Corporation held of record by the undersigned on March 7, 1997 at the annual meeting of shareholders to be held on May 7, 1997 or any adjournment thereof.

     1.   Election of Director

          [ ] For all nominees listed below (except as marked to contrary below)

          [ ]  Withhold Authority to vote for the nominee listed below:

                    J. Christopher O'Keeffe

     2.   In Favor Of  [ ]   Against  [ ]   Abstain  [ ]

          A proposal to amend the Company's 1993 Omnibus Incentive Plan to increase the number of shares reserved thereunder to 500,000.

     3.   In Favor Of  [ ]   Against  [ ]   Abstain  [ ]

          A proposal to amend the Company's 1994 Non-Employee Stock Option Plan to increase the number of shares reserved thereunder to 300,000.

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



Dated:  _______________, 1997    _____________________________________
                                 Signature
                                 Title (if required)



                                 _____________________________________
                                 Signature (if held jointly)





                                      -2-